UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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NRG Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by NRG Energy, Inc. on April 1, 2020.

PRESS RELEASE

NRG Energy, Inc. Changes to Virtual Meeting Format

for 2020 Annual Meeting of Stockholders

PRINCETON, N.J.--April 1, 2020--NRG Energy, Inc. (NYSE: NRG) announced today that, due to the increasing public health risk posed by COVID-19 and in accordance with current governmental state of emergency orders, NRG’s 2020 Annual Meeting of Stockholders will be changed from an in-person meeting to a virtual meeting to be held solely by means of remote communication.

The 2020 Annual Meeting of Stockholders will be held, as scheduled, on Thursday April 30, 2020 at 9 a.m. Central Time / 10 a.m. Eastern Time. As noted in the proxy statement filed by the Company on March 16, 2020, stockholders of record as of end of business on March 2, 2020 are entitled to participate in the 2020 Annual Meeting. Stockholders will be able to attend and vote online (for those who intend to vote in person) at www.virtualshareholdermeeting.com/NRG2020 by entering the 16-digit control number provided on their proxy card. This website also contains instructions as to how to participate in the virtual 2020 Annual Meeting.

For those who do not intend to vote at the virtual 2020 Annual Meeting, eligible stockholders may continue to vote at www.proxyvote.com, by phone, and by mail until 11:59 p.m. ET on April 29, 2020, in accordance with the instructions provided in the proxy materials.

For further information, please refer to the NRG’s Notice of 2020 Annual Meeting of Stockholders and Proxy Statement, filed with the Securities and Exchange Commission on March 16, 2020, which can be accessed at https://investors.nrg.com/ under SEC Filings.

About NRG

At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to more than 3.7 million residential, small business, and commercial and industrial customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, and by working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy.

PRESS RELEASE

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “outlook,” “believe” and similar terms. Although NRG believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the SEC at www.sec.gov.

Contact:

Investors:

Kevin L. Cole, CFA

609.524.4526

investor.relations@nrg.com

Media:

Candice Adams

609.524.5428

candice.adams@nrg.com